UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported): September 20, 2018

GERMAN AMERICAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)

001-15877	35-1547518
(Commission File Number)	(IRS Employer Identification No.)
711 Main Street Box 810 Jasper, Indiana	47546
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (812) 482-1314

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [ ]

Item 8.01. Other Events.
German American Bancorp, Inc., an Indiana corporation (“German American”), is party to that certain Agreement and Plan of Reorganization, dated as of May 22, 2018, among First Security, Inc., a Kentucky corporation (“First Security”), First Security Bank, Inc., a Kentucky bank and a wholly-owned subsidiary of First Security, German American and German American Bank, an Indiana bank and wholly-owned subsidiary of German American (the “Merger Agreement”). Pursuant to the Merger Agreement, First Security will merge with and into German American and, immediately thereafter, First Security Bank, Inc. will merge with and into German American Bank.
As previously reported, German American Bank submitted applications to the Federal Deposit Insurance Corporation (the “FDIC”), the Indiana Department of Financial Institutions (the “Indiana DFI”) and the Kentucky Department of Financial Institutions (the “Kentucky DFI”) on or about June 15, 2018, seeking each regulator’s approval of the merger of First Security Bank, Inc. with and into German American Bank. The FDIC and the Kentucky DFI approved the merger transaction on August 1, 2018 and September 17, 2018, respectively. With the approval by the Indiana DFI at its meeting held September 20, 2018, the parties have now received all necessary regulatory approvals relating to the mergers. In addition, as previously reported, the holders of First Security’s common stock approved the Merger Agreement effective as of September 7, 2018.
In order to consummate the merger transactions, the various other closing conditions set forth in the Merger Agreement must also be satisfied. The parties are diligently pursuing various other third-party consents and certain due diligence matters in order to close the mergers during the fourth quarter of 2018, as initially indicated at the time of the announcement of the signing of the Merger Agreement. A definitive closing date for the mergers will be determined upon completion of the third-party consents and satisfaction of all other closing conditions. German American expects the closing to occur during the fourth quarter of 2018.
Cautionary Note Regarding Forward-Looking Statements

This Report contains forward‐looking statements made pursuant to the safe‐harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward‐looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, “would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward‐looking statements include, but are not limited to, statements relating to the expected timing and benefits of German American’s proposed merger (the “Merger”) with First Security, including future financial and operating results, cost savings, enhanced revenues, and accretion/dilution to reported earnings that may be realized from the Merger, as well as other statements of expectations regarding the Merger, and other statements of German American’s goals, intentions and expectations; statements regarding German American’s business plan and growth strategies; statements regarding the asset quality of German American’s loan and investment portfolios; and estimates of German American’s risks and future costs and benefits, whether with respect to the Merger or otherwise.

These forward‐looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward‐looking statements, including, among other things: the risk that the businesses of German American and First Security will not be integrated successfully or such integration may be more difficult, time‐consuming or costly than expected; expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; revenues following the Merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the Merger; the ability to obtain required regulatory approvals and the approval of First Security’s shareholders, and the ability to complete the Merger on the expected timeframe; the costs and effects of litigation and the possible unexpected or adverse outcomes of such litigation; possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the ability of German American to complete integration and attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the creditworthiness of customers and the possible impairment of collectability of loans; fluctuations in market rates of interest; competitive factors in the banking industry; changes in the banking legislation or regulatory requirements of federal and state agencies applicable to bank holding companies and banks like German American’s affiliate bank; continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends; changes in market, economic, operational, liquidity, credit and interest rate risks associated with German American’s business; and other risks and factors identified in German American’s filings with the Securities and Exchange Commission. German American does not undertake any obligation to update any forward‐looking statement, whether written or oral, relating to the matters discussed in this Report. In addition, German American’s and First Security’s past results of operations do not necessarily indicate either of their anticipated future results, whether the Merger is effectuated or not.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.

Date: September 20, 2018	By:	/s/ Mark A. Schroeder
Mark A. Schroeder, Chairman and Chief Executive Officer